Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

AL U.S. Development Venture, LLC

As of and for the Years Ended December 31, 2010 and 2009

With Report of Independent Auditors

AL U.S. DEVELOPMENT VENTURE, LLC

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT AUDITORS	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009:

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Members’ Deficit	4

Consolidated Statements of Cash Flows	5-6

Notes to Consolidated Financial Statements	7–12

Report of Independent Auditors

To Members of

AL U.S. Development Venture, LLC:

We have audited the accompanying consolidated balance sheets of AL U.S. Development Venture, LLC (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of AL U.S. Development Venture, LLC at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/    Ernst & Young LLP

April 29, 2011

AL U.S. DEVELOPMENT VENTURE, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$47,842,923	$47,842,923
Building and building improvements	179,709,897	179,483,053
Furniture and equipment	15,230,012	14,518,631

	242,782,832	241,844,607
Less accumulated depreciation	(44,385,967)	(37,396,809)

Property and equipment — net	198,396,865	204,447,798
CASH AND CASH EQUIVALENTS	8,549,313	4,749,626
RESTRICTED CASH	7,684,140	7,307,942
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $320,922 and $343,609 in 2010 and 2009, respectively	606,608	794,151
RECEIVABLES FROM AFFILIATES — net	—	34,746
PREPAID EXPENSES AND OTHER ASSETS	640,570	712,474
DEFERRED FINANCING COSTS — Net of accumulated amortization of $3,232,465 and $2,308,904 in 2010 and 2009, respectively	1,385,343	2,308,904

TOTAL	$217,262,839	$220,355,641

LIABILITIES AND MEMBERS’ DEFICIT
LIABILITIES:
Loan payable	$366,278,420	$370,500,000
Derivative liability	18,904,058	24,441,438
Accounts payable and accrued expenses	3,232,493	2,720,880
Payable to affiliates — net	3,425,074	—
Deferred revenue	4,003,753	3,867,217
Security and reservation deposits	19,500	28,250
Accrued interest	945,227	947,197

Total liabilities	$396,808,525	$402,504,982
MEMBERS’ DEFICIT	(179,545,686)	(182,149,341)

TOTAL	$217,262,839	$220,355,641

See notes to consolidated financial statements.

AL U.S. DEVELOPMENT VENTURE, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
OPERATING REVENUE:
Resident fees	$81,328,131	$79,854,913
Other income	445,190	412,821

Total operating revenue	81,773,321	80,267,734

OPERATING EXPENSES:
Labor	31,001,771	29,965,998
Depreciation and amortization	7,007,774	6,964,592
Management fees to affiliate	5,724,132	5,618,741
General and administrative	4,253,950	4,665,553
Insurance	3,745,409	3,962,102
Taxes and license fees	3,170,123	3,379,190
Food	2,593,676	2,747,991
Utilities	2,061,985	2,060,948
Repairs and maintenance	1,586,785	1,549,448
Advertising and marketing	1,004,607	636,317
Ancillary expenses	610,746	585,108
Bad debt	99,844	203,115

Total operating expenses	62,860,802	62,339,103

INCOME FROM OPERATIONS	18,912,519	17,928,631

OTHER INCOME (EXPENSE):
Amortization of financing costs	(923,561)	(923,561)
Change in fair value of interest rate hedge instruments	5,537,380	10,317,724
Interest expense	(20,660,056)	(20,788,811)
Interest income	4,542	759
Other expense	(267,169)	—

Total other expense	(16,308,864)	(11,393,889)

NET INCOME	$2,603,655	$6,534,742

See notes to consolidated financial statements.

AL U.S. DEVELOPMENT VENTURE, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	SSLII	Morgan Stanley	Total
MEMBERS’ DEFICIT—
January 1, 2009	$(36,787,251)	$(149,322,481)	$(186,109,732)
Distributions	(514,870)	(2,059,481)	(2,574,351)
Net income	1,306,948	5,227,794	6,534,742

MEMBERS’ DEFICIT —
December 31, 2009	$(35,995,173)	$(146,154,168)	$(182,149,341)
Net income	520,731	2,082,924	2,603,655

MEMBERS’ DEFICIT —
December 31, 2010	$(35,474,442)	$(144,071,244)	$(179,545,686)

See notes to consolidated financial statements.

AL U.S. DEVELOPMENT VENTURE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,603,655	$6,534,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,007,774	6,964,592
Amortization of financing costs	923,561	923,561
Provision for bad debts	99,844	203,115
Change in fair value of interest rate hedge instruments	(5,537,380)	(10,317,724)
Changes in assets and liabilities:
Accounts receivable	87,699	(117,534)
Receivable from affiliates - net	34,746	491,555
Prepaid expenses and other assets	71,904	(131,059)
Accounts payable and accrued expenses	511,613	194,700
Payable to affiliates - net	3,425,074	—
Deferred revenue	136,536	(91,559)
Security and reservation deposits	(8,750)	(6,750)
Accrued interest	(1,970)	(50,600)

Net cash provided by operating activities	9,354,306	4,597,039

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(376,198)	(1,307,942)
Purchases of property and equipment	(956,841)	(867,548)

Net cash used in investing activities	(1,333,039)	(2,175,490)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on long-term debt	(4,221,580)	—
Distributions	—	(2,574,351)

Net cash used in financing activities	(4,221,580)	(2,574,351)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,799,687	(152,802)
CASH AND CASH EQUIVALENTS — Beginning of year	4,749,626	4,902,428

CASH AND CASH EQUIVALENTS - End of year	$8,549,313	$4,749,626

See notes to consolidated financial statements.

AL U.S. DEVELOPMENT VENTURE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$20,662,026	$20,839,411

See notes to consolidated financial statements.

AL U.S. DEVELOPMENT VENTURE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

1.	ORGANIZATION

AL U.S. Development Venture, LLC (“AL U.S.” or the “Company”) was formed on December 23, 2002, as a limited liability company under the laws of the state of Delaware. The Company shall terminate on December 31, 2037, unless substantially all of its assets are sold or the members elect to dissolve the Company prior to this date. Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI”), is the managing member and holds a 20% membership interest in AL U.S. MS Senior Living, LLC (“Morgan Stanley”), a Delaware limited liability company, holds an 80% interest in the Company.

The limited liability agreement, as amended on June 14, 2007, details the commitments of the members and provides the procedures for the return of capital to the members with defined priorities. All net cash flows from operations and capital proceeds are to be distributed according to the priorities pro rata as specified in the limited liability agreement. The managing member can request additional capital for operating shortfalls in the event that third-party financing on terms acceptable to the executive committee cannot be procured. Contributions are made pro rata in proportion to the relative percentage interests of the member at the time of request. Net income is allocated to the members pro rata in proportion to the relative percentage interests of the members.

AL U.S. wholly owns the following five single-purpose limited liability companies and 10 single-purpose limited partnerships (the “Operator Entities”) that were organized to develop and own 15 assisted living facilities (the “Facilities”) to provide assisted living services for seniors:

Operator Entity	Location	Date Opened

AL US/Bonita Senior Housing, LP	San Diego (Bonita), CA	April 2003
Boulder Assisted Living, LLC	Boulder, CO	May 2003
AL US/Huntington Beach Senior Housing, LP	Huntington Beach, CA	February 2004
AL US/La Jolla Senior Housing, LP	Chula Vista
	(La Jolla/Pacific Beach), CA	May 2003
AL US/La Palma Senior Housing , LP	La Palma, CA	July 2003
Newtown Square Assisted Living, LLC	Newton Square, PA	March 2004
AL US/Sacramento Senior Housing, LP	Sacramento, CA	December 2003
AL US/Seal Beach Senior Housing, LP	Seal Beach, CA	February 2004
AL US/Studio City Senior Housing, LP	Los Angeles (Studio City), CA	June 2004
Wilmington Assisted Living, LLC	Wilmington, DE	December 2003
AL US/Woodland Hills Senior Housing, LP	Woodland Hills, CA	May 2005
AL US/Playa Vista Senior Housing, LP	La Playa Vista, CA	June 2006
GP Woods Assisted Living, LLC	Grosse Point Woods, MI	January 2005
AL US/GP Woods II Senior Housing, LLC	Grosse Point Woods II, MI	June 2006
AL/US San Gabriel Senior Housing, LP	San Gabriel, CA	February 2005

Senior living services include a residence, meals, and non-medical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance, and therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The Company’s financial statements are prepared in accordance with U.S. generally accepted accounting principles. The accompanying financial statements include the consolidated accounts of AL U.S. and the Operator Entities after elimination of significant intercompany accounts and transactions. The Company reviewed subsequent events through April 29, 2011, the date the financial statements were issued, for inclusion in these consolidated financial statements.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the useful lives of assets, recoverable amounts of receivables, amortization periods of deferred costs, and the fair value of financial instruments, including derivatives. Actual results could differ from those estimates.

Property and Equipment — Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Land improvements	10 - 15 years
Building and improvements	40 years
Furniture, fixtures, and equipment	3 -10 years

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Impairment is recognized when the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss for such assets by comparing the fair value of the asset to its carrying amount. No impairment charges were recorded in 2010 and 2009.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Company may have cash balances in excess of federally insured amounts on deposit with various financial institutions.

Restricted Cash — Restricted cash balances represent amounts set aside for debt service charges, and capital expenditures as required by the loan and management agreements.

Allowance for Doubtful Accounts — The Company provides an allowance for doubtful accounts on its outstanding receivables balance, based on its collection history and an estimate of uncollectible accounts.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Company have been deferred and are amortized using the straight-line method, which approximates the effective interest method, to interest expense over the remaining term of the related financing. Amortization expense for each of the years ended December 31, 2010 and 2009 was $923,561.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees approximating 30 to 60 times the daily residence fee are received from residents upon occupancy. Resident community fees are deferred and recognized as income over one year corresponding to the terms of agreements with residents. The agreements are cancelable by residents with 30 days notice. All other resident fee revenue is recognized when services are rendered. The Company bills the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned.

Income Taxes — No provision has been made for federal income taxes, as the liability for such taxes, if any, is that of the members and not the Company. The Company is subject to franchise taxes in the states of California, Michigan, and Pennsylvania, where some of the properties are located. These taxes are expensed as incurred and are included in taxes and license fees in the accompanying consolidated financial statements. The Company is also subject to state income tax for Michigan.

In July 2006, the Financial Accounting Standards Board issued (FASB) Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, which has principally been codified in ASC 740-10-25, Income Taxes, Overall Recognition (ASC 740-10-25). ASC 740-10-25 describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities’ have full knowledge of the position and all relevant facts, but without considering time values. The Company adopted the provisions of this statement on January 1, 2009. The adoption of this statement did not have any effect on the Company’s financial position or results of operations, and the Company has no uncertain tax positions that require accrual as of December 31, 2010.

Derivatives — The Company accounts for its derivative instruments in accordance with the ASC Derivative and Hedging Topic, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the consolidated balance sheet at fair value. The statement requires that changes in the derivative instrument’s fair value be recognized currently in earnings, unless specific hedge accounting criteria are met.

The Company’s derivative instruments consist of an interest rate swap and an interest rate cap that it has entered into to manage its exposure to interest rate risk. The Company’s interest rate instruments do not qualify for hedge accounting treatment in accordance with the ASC Derivative and Hedging Topic and, as a result, changes in the fair value of the derivative instruments are recorded in earnings.

Fair Value Measurement — The Company adopted the provisions of ASC Fair Value Measurements Topic for non-financial assets and liabilities on January 1, 2009. The Company had previously adopted the other provisions of fair value measurement for financial assets and liabilities on January 1, 2008. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC Fair Value Measurements Topic establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 — Unobservable inputs are used when little or no market data is available.

As of December 31, 2010 and 2009, the carrying amounts of certain financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses, and other liabilities were representative of their fair values because of the short-term maturity of these instruments.

The ASC Fair Value Measurements Topic requires that nonperformance risk be considered in measuring the fair value of assets and liabilities. For derivatives, nonperformance risk refers to the risk that one of the parties to a derivative transaction will be unable to perform under the contractual terms of that derivative, such as the risk that one party will be unable to make cash payments at periodic net settlement dates or upon termination. The Company has considered the counterparty’s credit risk as well as the effect of its own credit standing in determining the fair value of its interest rate swap and cap agreements. The Company minimizes the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

3.	TRANSACTIONS WITH AFFILIATES

The Company has entered into management agreements with Sunrise Senior Living Management, Inc. (“SSLMI”), an affiliate of SSLII, to manage the facilities. The agreements have terms of 30 years and expire in 2037. Management fees are equal to 7% of gross operating revenues. Total management fees incurred were $5,724,132 in 2010 and $5,618,741 in 2009, respectively.

The management agreement also provides for reimbursement to SSLMI for all direct costs of operation. Payments to SSLMI for direct operating expenses were $47,003,592 and $50,723,322 in 2010 and 2009, respectively.

The Company obtains professional and general liability coverage through Sunrise Senior Living Insurance, Inc., an affiliate of SSLI. Related payments totaled $3,370,833 and $4,501,490 in 2010 and 2009, respectively.

The Company had a net payable of $3,418,469 to SSLI as of December 31, 2010 and net receivables from SSLI of $34,746 as of December 31, 2009. These transactions are subject to the right of offset, wherein any receivables from the affiliate can be offset by any payables to the affiliate. Of the $3,418,469 net payable to SSLI, $3,055,104 was subordinate management fees payable to the affiliate and $183,006 was accrued interest calculated on subordinate management fees. Subordinated management fees are management fees earned by SSLMI in excess of 4% which are deferred under the Loan Agreement with HSH Nordbank. SSLMI will be paid for the subordinated management fees once (A) all payments required under the Loan Agreement have been made by the Company, (B) no Event of Default has occurred and is continuing, and (C) no Cash Sweep Start Date has occurred and is still in effect.

4.	LOAN PAYABLE AND DERIVATIVES

In 2007, the Company obtained a loan from HSH Nordbank for $370,500,000 due on June 14, 2012. The loan bears interest based on the one-month London Interbank Offered Rate (“LIBOR”) plus 1.5%. The LIBOR rates were 0.26% and 0.23% as of December 31, 2010 and 2009, respectively. The loan is secured by the Facilities. As of December 31, 2010 and 2009, the balances for the loan were $366,278,420 and $370,500,000, respectively.

The loan requires the Company to meet both liquidity and debt service coverage ratio requirements. As of December 31, 2010 and December 31, 2009, the Company was in compliance with the liquidity ratio requirements. As of December 31, 2010 and December 31, 2009, the Company failed to achieve a debt service coverage ratio of 1.20:1 and 1.15:1, respectively and therefore was not in compliance with the stated requirements.

The Company implemented a monthly excess cash sweep to an escrow account held by HSH Nordbank in accordance with the provisions of the loan documents. As long as the Company complies with the cash sweep requirements, the failure to be in compliance with the debt service coverage ratio requirements will not constitute a default, provided that the Company continues to achieve debt service coverage ratio of at least 1.05:1 based on an imputed interest rate. Amounts held in the escrow account resulting from the excess cash sweep are available and have been applied to the principal loan balance during 2010. If the debt service coverage ratio falls below 1.05:1, the Company will be required to pay down the loan to such level that the debt service coverage ratio will be 1.05:1. As of December 31, 2010, the debt service coverage ratio of 1.05:1 was met and the Company continues to perform under the monthly cash sweep.

The fair value of the Company’s loan payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. Per ASC Fair Value Measurements Topic, the Company has applied Level 2 type inputs to determine that the estimated fair value of the Company’s loan payable was $343,032,135 and $342,933,054 at December 31, 2010 and 2009, respectively.

On June 28, 2007, the Company entered into an interest rate swap and cap agreement with HSH Nordbank AG, with terms extended to June 14, 2012, for the swap and June 14, 2010, for the cap. Upon expiration, the cap was not renewed. The interest rate swap exchanges LIBOR exposure to a fixed rate of 5.61% on a $259,350,000 notional amount, and the interest rate cap limits LIBOR exposure to a maximum rate of 6.25% on a notional amount of $111,150,000. Per ASC Fair Value Measurements Topic, the Company has applied Level 2 inputs to determine the estimated fair value of the Company’s interest rate swap and cap agreements. The fair value of the Company’s interest rate swap and cap agreements is mainly based on observable interest rate yield curves for similar instruments. As of December 31, 2009, the fair market value of the interest rate swap was a liability of $24,441,438 and the fair market value of the cap is $0. As of December 2010, the fair market value of the interest rate swap was a liability of $18,904,058.

The Company utilizes these interest-rate related derivative instruments (interest rate swap and cap) to manage its interest rate exposure on its debt instruments. The Company does not enter into derivative instruments for any purpose other than to mitigate the impact of changes in interest rates on its cash flows. That is, the Company does not speculate using derivative instruments.

5.	INCOME TAXES

In general, entities that are recognized as limited liability companies for federal income tax purposes are not subject to income tax at the entity level. A limited liability company is a flow through entity, and therefore, the income or loss generated is recognized by the members rather than the limited liability company. However, not all states follow suit. The modified gross receipts tax assessed by Michigan is a state income tax at the Company level. Deferred income taxes reflect the net tax effect of temporary difference between the carrying amounts of assets and liabilities for financial reporting purpose and the amount recognized for income tax purposes. At December 31, 2010, the Company had Michigan net operating loss carryforwards valued at $29,100,000 which are expected to expire through 2020. At December 31, 2010, the Company had a deferred tax asset of $973,643 which was fully reserved by a valuation allowance of $973,643 as the Company does not anticipate using the deferred tax asset in future years.

6.	CONTINGENCIES

In 2009, the Company received notices of multiple regulatory violations relating to a community in Pennsylvania. The violations resulted in the issuance of a letter from the Pennsylvania Department of Public Welfare (“DPW”) notifying the community that a.) its license was not being renewed, b.) no new admissions to the community could be taken as of December 15, 2009 and, c.) a fine was to be imposed if the violations were not corrected within a specified time period. In April 2010, a provisional license was issued allowing new admissions to the community. In September 2010, the community passed an inspection confirming all violations were remediated and was granted a full license.

On May 14, 2010, Plaintiff LaShone Purnell filed a lawsuit on behalf of herself and others similarly situated in the Superior Court of the State of California, Orange County, against Sunrise Senior Living Management, Inc., captioned LaShone Purnell as an individual and on behalf of all employees similarly situated v. Sunrise Senior Living Management, Inc. and Does 1 through 50, Case No. 30-2010-00372725 (Orange County Superior Court). Plaintiff’s complaint is styled as a class action and alleges that SSLMI failed to properly schedule the purported class of care givers and other related positions so that they would be able to take meal and rest breaks as provided for under California law. The complaint asserts claims for: (1) failure to pay overtime wages; (2) failure to provide meal periods; (3) failure to provide rest periods; (4) failure to pay wages upon ending employment; (5) failure to keep accurate payroll records; (6) unfair business practices; and (7) unfair competition. Plaintiff seeks unspecified compensatory damages, statutory penalties provided for under the California Labor Code, injunctive relief, and costs and attorneys’ fees. On June 17, 2010, SSLMI removed this action to the United States District Court for the Central District of California (Case No. SACV 10-897 CJC (MLGx)). On July 16, 2010, plaintiff filed a motion to remand the case to state court. On August 10, 2010, the Court stayed all proceedings pending early mediation by the parties. Early mediation was unsuccessful, and on January 18, 2011, the United States District Court for the Central District of California denied plaintiff’s motion to remand the action to state court. SSLMI believes that Plaintiff’s allegations are not meritorious and that a class action is not appropriate in this case, and intends to defend itself vigorously. Because of the early stage of this suit, we cannot at this time estimate an amount or range of potential loss in the event of an unfavorable outcome.

The Company is involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Company does not believe the ultimate resolution of these matters will have a material adverse effect on the Company’s consolidated financial position.

7.	SUBSEQUENT EVENT

On April 19, 2011, a purchase and sale agreement was executed between SSLII and Morgan Stanley for SSLII to acquire Morgan Stanley’s 80% membership interest in the Company for $45,000,000. The closing of the transaction is to take place on May 19, 2011. Conditions to closing , which may be waived, include among other things, (i) required consent of the Company’s lender and SSLI’s lender Bank of America to the transaction, (ii) no default in any material respect under any covenant or agreement by Purchaser or Seller contained in the purchase and sale agreement, and (iii) Licenses shall have been issued and in full force and effect, or customary bridging arrangements have been entered with respect to the preservation of the existing Licenses until the new Licenses or approvals are obtained.

In connection with the purchase transaction, and pursuant to a non-binding summary of terms provided to the Company by the Company’s lender HSH Nordbank, the Company will seek to amend the loan made to the Company by Nordbank to provide, among other things, (i) a partial pay down of $25,000,000 of amounts currently owed on the loan, (ii) an extension of the maturity date of the loan from June 14, 2012 to June 14, 2015, and (iii) the modification of certain debt service coverage ratio test.

On March 31, 2011, the debt service coverage ratio of 1.05:1 on the loan from HSH Nordbank was not met. The Company continues to perform under the monthly cash sweep. It is intended that the purchase and sale transaction with the simultaneous loan modification and amendment will remedy a default. In the event the purchase and sale transaction with simultaneous loan modification and amendment do not occur, a pay down of the loan will occur to stay in compliance with the 1:05 test.

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